UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 3, 2004

VISX, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	1-10694	06-1161793
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3400 Central Expressway

Santa Clara, CA 95051-0703

(Address of principal executive offices, including zip code)

(408) 733-2020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

On December 3, 2004 Advanced Medical Optics, Inc., a Delaware corporation (“AMO”), Vault Merger Corporation (“Merger Sub”), a wholly owned subsidiary of AMO and a Delaware corporation, and VISX, Incorporated, a Delaware corporation (“VISX”), amended the Agreement and Plan of Merger (the “Merger Agreement”) by and among AMO, Merger Sub and VISX, dated as of November 9, 2004. The amendment to the Merger Agreement corrected certain technical inaccuracies contained in the Merger Agreement. Except as expressly provided in the amendment, which is attached to this report as Exhibit 2.1 and incorporated herein by reference, the Merger Agreement remains in full force and effect.

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into VISX, with VISX continuing as the surviving corporation and becoming a wholly owned subsidiary of AMO (the “Merger”). The completion of the Merger is subject to various customary conditions, including obtaining the approval of the VISX and AMO stockholders and expiration of the applicable waiting period under the Hart-Scott-Rodino Act.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

The following exhibit is filed herewith:

Exhibit No.	Description
2.1	Amendment No. 1, dated as of December 3, 2004, to the Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation, a wholly owned subsidiary of AMO, and VISX, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISX, INCORPORATED

Date: December 6, 2004	By:	/S/ JOHN F. RUNKEL, JR.
John F. Runkel, Jr. Senior Vice President of Business Development and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Amendment No. 1, dated as of December 3, 2004, to the Agreement and Plan of Merger, dated as of November 9, 2004, by and among Advanced Medical Optics, Inc., Vault Merger Corporation, a wholly owned subsidiary of AMO, and VISX, Incorporated.